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                                                                     EXHIBIT 8.1

                [VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP LOGO]

                     BRIDGEWATER PLACE - Post Office Box 352
                        GRAND RAPIDS, MICHIGAN 49501-0352

        TELEPHONE 616 / 336-6000 - Fax 616 / 336-7000 - www.varnumlaw.com


                                February 28, 2003




Independent Bank Corporation                 IBC Capital Finance II
230 West Main Street                         230 West Main Street
Ionia, MI 48846                              Ionia, MI 48846


         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Independent Bank Corporation, a Michigan corporation (the "Company") and IBC Capital Finance II ("Capital Finance II"), a statutory trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on February 28, 2003, under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), for the purpose of registering the Trust Preferred Securities to be issued by Capital Finance II, and with respect to the Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Finance II in connection with such issuance of the Trust Preferred Securities. All capitalized terms not otherwise defined herein shall have the meaning as described in the Registration Statement.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of Capital Finance II dated as of February 26, 2003; (ii) the form of Amended and Restated Trust Agreement of Capital Finance II; (iii) the form of Preferred Securities Certificate of Capital Finance II; (iv) the form of Preferred Securities Guarantee Agreement for Capital Finance II; (v) the form of Junior Subordinated Debenture; and (vi) the form of the Indenture, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or Capital Finance II, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or

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Independent Bank Corporation
IBC Capital Finance II
February 28, 2003
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other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of Capital Finance II, the Preferred Securities of Capital Finance II, the Guarantee, the Junior Subordinated Debentures, and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Junior Subordinated Debentures, when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon factual statements and factual representations of officers, trustees, and other representatives of the Company and Capital Finance II, and others.

         Based on the foregoing and on the limitations and qualifications stated in this letter and in the Tax Discussion referenced below, we hereby confirm that the statements contained under the heading "FEDERAL INCOME TAX CONSEQUENCES" (the "Tax Discussion") in the form of Prospectus for the offering of the Preferred Securities filed as part of the Registration Statement ("Prospectus") insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion, and such statements are true, correct and complete in all material respects. Although such statements constituting matters of law or legal conclusions do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, it is our opinion that such statements are, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authorities reported as of the date hereof. We have also considered the position of the Internal Revenue Service (the "Service") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We assume no obligation to update this opinion letter.

         Our opinion is limited to those federal income tax issues specifically considered herein and is addressed to the Company and Capital Finance II in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues or any state or local or foreign tax issues. Although the opinions herein are based upon our best interpretation of existing sources of

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Independent Bank Corporation
IBC Capital Finance II
February 28, 2003
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law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

         We hereby consent to the use of our name under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                Very truly yours,

                      VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                      /s/ Varnum, Riddering, Schmidt & Howlett LLP